Exhibit 99.1

UBIQUITI INC. REPORTS THIRD QUARTER FISCAL 2025 FINANCIAL RESULTS
~ Record Revenues of $664.2 million ~
~ Record GAAP Diluted Earnings Per Share of $2.98 ~

New York, NY - May 9, 2025 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the third quarter ended March 31, 2025.

Third Quarter Fiscal 2025 Financial Summary
•Revenues of $664.2 million
•GAAP diluted EPS of $2.98
•Non-GAAP diluted EPS of $3.00

Additional Financial Highlight

•The Company's Board of Directors declared a $0.60 per share cash dividend payable on May 27, 2025 to shareholders of record at the close of business on May 19, 2025.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q25	F2Q25	F3Q24
Revenues	664.2	599.9	493.0
Enterprise Technology	585.7	518.2	414.3
Service Provider Technology	78.4	81.7	78.7
Gross profit	295.9	247.2	174.1
Gross Profit (%)	44.5%	41.2%	35.3%
Total Operating Expenses	69.0	68.4	62.9
Income from Operations	226.9	178.8	111.2
GAAP Net Income	180.4	136.8	76.3
GAAP EPS (diluted)	2.98	2.26	1.26
Non-GAAP Net Income	181.8	138.1	77.6
Non-GAAP EPS (diluted)	3.00	2.28	1.28

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Enterprise Technology	$585,723	$414,345	$1,574,108	$1,185,932
Service Provider Technology	78,447	78,652	240,285	235,097
Total revenues	$664,170	$492,997	$1,814,393	$1,421,029

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
North America	$322,726	$242,511	$915,615	$693,154
Europe, the Middle East and Africa	282,121	200,666	695,589	546,010
Asia Pacific	37,480	26,459	121,499	95,815
South America	21,843	23,361	81,690	86,050
Total revenues	$664,170	$492,997	$1,814,393	$1,421,029

Income Statement Items
Revenues
Revenues for the third quarter of fiscal 2025 were $664.2 million, representing an increase from the prior quarter of 10.7% and an increase from the comparable prior year period of 34.7%.
The increase in revenues compared to the prior quarter as well as the comparable prior year period was driven by an increase in revenue from our Enterprise Technology platform, partially offset by a decrease in revenue from our Service Provider Technology platform.
Gross Margins
During the third quarter of fiscal 2025, GAAP gross profit was $295.9 million. GAAP gross margin of 44.5% increased by 3.3% as compared to the prior quarter GAAP gross margin of 41.2% and increased by 9.2% as compared to the comparable prior year period GAAP gross margin of 35.3%.
The increase in gross profit margin as compared to the prior quarter was primarily driven by favorable product mix and lower indirect operating expenses. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by lower excess and obsolete inventory charges, favorable product mix, and lower tariffs, offset in part by higher shipping costs.
Research and Development
During the third quarter of fiscal 2025, research and development ("R&D") expenses were $44.3 million. This reflects an increase as compared to the R&D expenses of $40.0 million in the prior quarter and an increase as compared to the R&D expenses of $42.5 million in the comparable prior year period.
The increase in R&D expenses as compared to the prior quarter was primarily driven by higher employee-related expenses, prototype-related expenses, and software expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses and software expenses, offset in part by lower prototype-related expenses.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the third quarter of fiscal 2025 were $24.8 million. This reflects a decrease as compared to the SG&A expenses of $28.5 million in the prior quarter and an increase compared to the SG&A expenses of $20.4 million in the comparable prior year period.
The decrease in SG&A costs as compared to the prior quarter was primarily due to lower bad debt expenses relating to a customer default, offset in part by higher marketing expenses and an increase in webstore sales and their corresponding credit card processing fees. The increase in SG&A as compared to the comparable prior year period was primarily due to an increase in webstore sales and their corresponding credit card processing fees, marketing expenses, and employee-related expenses.
Interest Expense and Other, net
During the third quarter of fiscal 2025, interest expense and other, net ("I&O") expenses were $5.4 million. This reflects a decrease as compared to the I&O expenses in the prior quarter of $11.4 million and a decrease as compared to the I&O expenses in the comparable prior year period of $18.9 million, respectively.

The decrease in I&O expenses as compared to the prior quarter was primarily due to foreign exchange gains in the third quarter of fiscal 2025 compared to foreign exchange losses in the prior quarter and lower interest expense driven by a decrease in borrowings. The decrease in I&O expenses, as compared to the comparable prior year period, was primarily due to lower interest expense driven by a decrease in borrowings and lower interest rates and foreign exchange gains in the third quarter of fiscal 2025 compared to foreign exchange losses in the comparable prior year period.
Net Income and Earnings Per Share
During the third quarter of fiscal 2025, GAAP net income was $180.4 million and non-GAAP net income was $181.8 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 136.5% and 134.5%, respectively, primarily driven by higher revenues and gross profit. Third quarter fiscal 2025 GAAP earnings per diluted share was $2.98 and non-GAAP earnings per diluted share was $3.00. This reflects an increase in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 136.5% and 134.4%, respectively.
About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on our operations and financial results; the impact of public health problems, such as COVID-19 on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2024, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues	$664,170	$492,997	$1,814,393	$1,421,029
Cost of revenues	368,296	318,897	1,039,672	885,407
Gross profit	295,874	174,100	774,721	535,622
Operating expenses:
Research and development	44,262	42,498	122,217	115,692
Sales, general and administrative	24,751	20,379	77,626	59,302
Total operating expenses	69,013	62,877	199,843	174,994
Income from operations	226,861	111,223	574,878	360,628
Interest expense and other, net	5,420	18,870	27,437	58,356
Income before income taxes	221,441	92,353	547,441	302,272
Provision for income taxes	41,006	16,063	102,224	56,116
Net income	$180,435	$76,290	$445,217	$246,156
Net income per share of common stock:
Basic	$2.98	$1.26	$7.36	$4.07
Diluted	$2.98	$1.26	$7.36	$4.07
Weighted average shares used in computing net income per share of common stock:
Basic	60,490	60,461	60,477	60,452
Diluted	60,545	60,463	60,528	60,455

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2025	December 31, 2024	March 31, 2024	2025	2024
Net Income	$180,435	$136,795	$76,290	$445,217	$246,156
Share-based compensation:
Cost of revenues	62	57	44	173	113
Research and development	1,351	1,318	1,272	3,907	3,567
Sales, general and administrative	435	418	348	1,257	991
Tax effect of Non-GAAP adjustments	(454)	(440)	(399)	(1,310)	(1,119)
Non-GAAP net income	$181,829	$138,148	$77,555	$449,244	$249,708
Non-GAAP diluted EPS	$3.00	$2.28	$1.28	$7.42	$4.13

Shares outstanding (Diluted)	60,545	60,527	60,463	60,528	60,455
Weighted-average shares used in Non-GAAP diluted EPS	60,545	60,527	60,463	60,528	60,455
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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